As submitted with the Securities and Exchange Commission on November 6, 2014.

Registration Statement No. 333-199235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navios Maritime Midstream Partners L.P.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

(011) + (377) 9798-2140

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 8th Avenue

New York, New York 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Stuart H. Gelfond, Esq.

Joshua Wechsler, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000 (telephone number)

(212) 859-4000 (facsimile number)

Sean T. Wheeler Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400 (telephone number) (713) 546-5401 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	$195,615,000	$22,731

(1)	Includes common units issuable upon exercise of the underwriters’ option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purposes of amending Item 8 of Part II of the Registration Statement and to file certain exhibits indicated in such item. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. No changes are being made to Part I of the Registration Statement by this filing and, therefore, it has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Section 9 of the Republic of the Marshall Islands Revised Partnership Act provides as follows:

Indemnification. Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify our directors and officers and the other affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which Navios Maritime Acquisition, Navios Maritime Holdings and certain of their affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7. Recent Sales of Unregistered Securities.

On October 13, 2014, in connection with the formation of the partnership, Navios Maritime Midstream Partners L.P. issued to (a) Navios Maritime Midstream Partners GP LLC the 2.0% general partner interest in the partnership for $20 and (b) Navios Maritime Acquisition Corporation the 98.0% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(a)(2) of the Securities Act.

There have been no other sales of unregistered securities since October 13, 2014.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit Number.	Description

1.1**	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of Navios Maritime Midstream Partners L.P.

3.2**	Form of Second Amended and Restated Agreement of Limited Partnership of Navios Maritime Midstream Partners L.P. (included as Appendix A to the prospectus)

3.3**	Certificate of Formation of Navios Maritime Midstream Partners GP LLC

3.4**	Limited Liability Company Agreement of Navios Maritime Midstream Partners GP LLC

5.1	Opinion of Reeder & Simpson, P.C. as to the legality of the securities being registered

8.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to tax matters

8.2	Opinion of Reeder & Simpson, P.C. relating to tax matters

10.1	Form of New Credit Facility

10.2**	Form of Omnibus Agreement

10.3**	Form of Management Agreement

10.4**	Form of Administrative Services Agreement

10.5	Form of First Contribution and Conveyance Agreement

10.6	Form of Second Contribution and Conveyance Agreement

10.7**	Form of Share Purchase Agreement

Exhibit Number.	Description

21.1**	List of Subsidiaries of Navios Maritime Midstream Partners L.P.

23.1**	Consent of PricewaterhouseCoopers S.A.

23.2**	Consent of PricewaterhouseCoopers S.A.

23.3**	Consent of Drewry Shipping Consultants Ltd.

23.4	Consent of Reeder & Simpson, P.C. (contained in Exhibits 5.1 and 8.2)

23.5	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 8.1)

24.1**	Power of Attorney

*	To be provided by amendment.
**	Previously filed.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement (No. 333-199235) on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monte Carlo, Country of Monaco on the 6th day of November, 2014.

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

By:	/s/ Angeliki Frangou
Name:	Angeliki Frangou
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement (No. 333-199235) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Angeliki Frangou Angeliki Frangou	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 6, 2014

* Erifili Tsironi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 6, 2014

* Efstratios Desypris	Senior Vice President—Business Development and Director	November 6, 2014

* Vasiliki Papaefthymiou	Secretary	November 6, 2014

* Shunji Sasada	Director	November 6, 2014

* Alexander Kalafatides	Director	November 6, 2014

* Christos Kokkinis	Director	November 6, 2014

* Stefan Kuch	Director	November 6, 2014

* Vasilios Mouyis	Director	November 6, 2014

*By:	/S/ ANGELIKI FRANGOU
Angeliki Frangou
Attorney-in-fact

Exhibit Index

Exhibit Number.	Description

1.1**	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of Navios Maritime Midstream Partners L.P.

3.2**	Form of Second Amended and Restated Agreement of Limited Partnership of Navios Maritime Midstream Partners L.P. (included as Appendix A to the prospectus)

3.3**	Certificate of Formation of Navios Maritime Midstream Partners GP LLC

3.4**	Limited Liability Company Agreement of Navios Maritime Midstream Partners GP LLC

5.1	Opinion of Reeder & Simpson, P.C. as to the legality of the securities being registered

8.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to tax matters

8.2	Opinion of Reeder & Simpson, P.C. relating to tax matters

10.1	Form of New Credit Facility

10.2**	Form of Omnibus Agreement

10.3**	Form of Management Agreement

10.4**	Form of Administrative Services Agreement

10.5	Form of First Contribution and Conveyance Agreement

10.6	Form of Second Contribution and Conveyance Agreement

10.7**	Form of Share Purchase Agreement

21.1**	List of Subsidiaries of Navios Maritime Midstream Partners L.P.

23.1**	Consent of PricewaterhouseCoopers S.A.

23.2**	Consent of PricewaterhouseCoopers S.A.

23.3**	Consent of Drewry Shipping Consultants Ltd.

23.4	Consent of Reeder & Simpson, P.C. (contained in Exhibits 5.1 and 8.2)

23.5	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 8.1)

24.1**	Power of Attorney

*	To be provided by amendment.
**	Previously filed.